                                                                    Exhibit 5.2

                       STEWART MCKELVEY STIRLING SCALES
                                  Suite 900
                           Purdy's Wharf Tower One
                           1959 Upper Water Street
                             Halifax, Nova Scotia
                                Canada B3J 3N2

October 8, 2004

Stone Container Finance Company of Canada II
Stone Container Corporation
150 North Michigan Avenue
Chicago, IL 60601

Ladies and Gentlemen:

RE: REGISTRATION STATEMENT ON FORM S-4 OF STONE CONTAINER FINANCE COMPANY OF
    CANADA II (THE "COMPANY") AND STONE CONTAINER CORPORATION (THE "GUARANTOR")

We have acted as local Nova Scotia counsel to the Company and the Guarantor in connection with the Registration Statement on Form S-4 (Registration No. 333-118825) (the "REGISTRATION STATEMENT") filed with the United States Securities and Exchange Commission (the "Commission") on behalf of the Company and the Guarantor, relating to the registration of $200,000,000 aggregate principal amount of the Company's 7 3/8% Senior Notes due 2014 (the "NEW NOTES"), and the guarantee thereof by the Guarantor (the "GUARANTEE"), which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 7 3/8% Senior Notes due 2014 (the "OLD NOTES"), all as more fully described in the Registration Statement. The New Notes will be issued pursuant to the provisions of a trust indenture (the "INDENTURE") dated as of July 20, 2004 among the Company, the Guarantor and BNY Midwest Trust Company, as trustee (the "TRUSTEE").

We understand that the Registration Statement has been filed by the Company and the Guarantor with the Commission under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and that this opinion is required to be delivered in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.

As such local counsel, we have reviewed:

(a) the Registration Statement, in what we are advised is the form filed with the Commission and as amended through the date hereof;

(b)   the Indenture;

(c) a certificate of status pertaining to the Company issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated October 6, 2004;

(d) the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of the Company contained in the minute book of the Company;

(e) an Officers' Certificate of the Company addressed to us and others dated the date hereof (the "OFFICER'S CERTIFICATE");

(f) resolutions adopted by the directors of the Company relating to, among other things, the offer and sale of the New Notes and the filing of the Registration Statement; and

(g)   the form of the New Notes and a specimen thereof.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

In rendering the opinions expressed herein, we have, without independent investigation or verification:

a. assumed the legal capacity of all natural persons and assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof and that the signatures on all documents examined by us are genuine;

b. assumed that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

c. assumed that each of the Indenture and the New Notes have been physically delivered (which delivery may be by telefax or other electronic means where the parties so agree) by the Company to the other parties thereto or their lawful representatives and that no such delivery as subject to any condition or escrow which has not been satisfied;

d. relied, with respect to matters of fact, upon certificates of officers of the Company, including, without limitation, the Officer's Certificate and information obtained from public officials; and

e. assumed that the New Notes have not been and will not be, offered to purchasers resident in the Province of Nova Scotia.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

A. The Company is an unlimited company duly incorporated and validly existing under the laws of the Province of Nova Scotia, has the corporate power and capacity to own its property and to conduct its business as described in the Registration Statement and is in good standing as to the payment of annual fees and filing of annual returns under the laws of the Province of Nova Scotia.

B. The issuance and exchange of the New Notes for the Old Notes have been duly authorized by requisite corporate action on behalf of the Company.

C. The Indenture has been duly authorized, executed and delivered by the Company.

D. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture and the New Notes will not contravene any provision of applicable Nova Scotia law or federal Canadian law applicable therein and will not conflict with or violate the memorandum of association or articles of association of the Company and no consent, approval, authorization, order, exemption or other actions of, or registration, qualification or filing with, any governmental agency, authority or instrumentality of the Province of Nova Scotia or of Canada having jurisdiction in the Province of Nova Scotia is required for execution or delivery by the Company of, or the performance by the Company of its obligations under, the Indenture or the New Notes and the transactions contemplated thereby, except for those consents, authorizations, approvals, orders, exemptions and other actions that have been obtained or taken, and any filings that have been made, as of the date hereof.

E. No registration, filing or recording of the Indenture under the laws of Nova Scotia or the laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the New Notes issued thereunder.

We are qualified to practice law in the Province of Nova Scotia. Our opinion is limited to the internal laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, in each case as currently in effect, and we express no opinion as to the law of any other jurisdiction.

This opinion is furnished to you by us as your Canadian counsel and is given for your use and benefit and for the use and benefit of Winston & Strawn LLP.

We hereby consent to the reference to our firm under the headings "Legal Matters" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter or the opinions expressed herein. We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom.

Yours very truly,

STEWART MCKELVEY STIRLING SCALES

/s/ Stewart McKelvey Stirling Scales


                                      3